Exhibit 32.1

CERTIFICATIONS

I, Brian E. Dearing, certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of ARI Network Services, Inc.;

2.	Based on my knowledge, this quarterly report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

3.	Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

Date: December 15, 2004

	By:	/s/ Brian E. Dearing

	By:	Brian E. Dearing
	Title:	Chairman, President and CEO

This certification accompanies this Quarterly Report on Form 10-QSB pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of the Securities Exchange Act of 1934.